
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1999
<PERIOD-END>                                         JUN-30-1998
<CASH>                                               394,803
<SECURITIES>                                         1,088,068
<RECEIVABLES>                                        38,997
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               13,692,531
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       31,482,352<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           17,086,199
<TOTAL-LIABILITY-AND-EQUITY>                         31,482,352<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     543,017<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     541,705<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   245,143
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (233,962)<F5>
<EPS-PRIMARY>                                        (3.40)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets:  Investments  in Local Limited  Partnerships  of
$15,815,653, Deferred charges, net of $184,049, Tenant security deposits of $93,557, Mortgagee escrow deposits of $155,381 and other assets of $19,313.
<F2>Included  in  Total  Liabilities  and  Equity:  Mortgage  notes  payable  of
$9,696,482, Accounts payable to affiliates of $648,890, Accounts payable and accrued expenses of $379,100, Interest payable of $691,673, Tenant security deposits payable of $81,351, Payable to affiliated developer of $2,482,000 and Minority interest in Local Limited Partnerships of $416,657.
<F3>Total revenue includes:  Rental of  $435,763,  Investment  of  $25,368  and
Other of  $81,886.
<F4>Included in Other Expenses:  Asset  management fees of $49,626,  General and administrative of $64,744, Rental operations, exclusive of depreciation of $219,332, Bad debt of $699, Property management fees of $28,346, Depreciation of $157,338 and Amortization of $21,620.
<F5>Net loss reflects: Equity in losses of Local Limited  Partnerships of $5,943 and Minority  interest in losses of Local Limited Partnerships of $15,812.

